本合约制定于 2012 年 3 月 26 日

THIS AGREEMENT is made on March 26th , 2012

Between 合约双方:

1. 收购方： 金雪松（中国居民身份证号码：220523195808160310）
   地址 ：吉林省辉南县朝阳镇兴工新兴路十委九组(以下统一简称为甲方)

   The Purchaser: Mr. **Jin Xuesong** (Chinese ID number: 220523195808160310)
   Address : No.9 Group, No.10 committee, Xing Gong Xin Xing Road, Chao Yang Town, HuiNan County, Ji Lin Province (hereinafter called "the Purchaser")

2. 养殖方： 澳门美舍有限公司
   地址 ：澳门俾利喇街 51 号至 53 号 B 地下 A 座（以下统一简称为乙方）

   The Seller: MACAU EIJI COMPANY LIMITED
   Address : Building A,First floor,No.51-53 B Pi La Street , Macau (hereinafter called "the Seller")

Recitals 叙述

1. 甲方是一位中国的商人，在中国进行肉牛收购及销售生意。

   The Purchaser is a Chinese businessman engaged in the purchase and sales of cattle in China.

2. 乙方在广东省恩平市良西镇雁鹅村小湴村经营牛、羊畜牧场，利用肉牛（香牛）饲料营养技术及绿色有机品牌优质肉牛（香牛）养殖技术，养殖优质肉牛（香牛）。

   The Seller uses a premium beef cattle breeding and nutritional feed recipe technology to breed fragrant beef cattle at his farm in Yane Xiaoban Village, in the Town of Liangxi, Enping City, Guangdong Province.

根据《中华人民共和国合同法》及其他有关法律法规的规定，甲乙双方在平等、自愿、公平、诚实信用的基础上，就活牛养殖收购的有关事宜达成如下协议。

On the basis of equality, voluntariness, fairness and trust and in accordance with the Contract Law and other relevant laws and regulations of the People's Republic of China, the Parties have reached the following agreements in respect of the purchase of cattle as follows:

1. 活牛收购

Purchase of Cattle

甲方同意向乙方购买活牛如下：

The Purchaser hereby agrees to purchase from the Seller live cattle as follows:

品名 Species	等级 Grade	单位 Unit	数量 Quantity	价格 Price
西门塔尔 Simmental	一级 First Grade	头 Head	2600	同品种的市场价的 150% 150% above the normal cattle of the same species
夏洛莱 Charolais	一级 First Grade	头 Head	1400	同品种的市场价的 150% 150% above the normal cattle of the same species

2. 养殖及质量要求

Breeding and Quality Requirements

2.1 质量标准：体重在 600 -750 千克之间，牛龄在 18-24 个月之间，屠宰胴体率达到 52% 以上，且乙方确保按照“香牛”配方饲养。

Quality standards: weight between 600-750 kg, age between 18-24 months, meat contents should be 52% or more of the cattle weight, and the Seller shall ensure that the nutritional feed recipe technology to breed fragrant beef cattle is used for the breeding of the cattle.

2.2 乙方需建立以下记录：

The Seller shall establish the following data and records in respect of the cattle

(1) 活牛入场、出场记录

The admission and departure records

(2) 牛只饲养、用药记录

The feeding and medication records

(3) 防疫消毒记录

Epidemic prevention and sterilization records

(4) 免疫接种记录

Immunization and vaccination records

2.3 乙方供牛时需出具无违禁药物使用证明。药物残留不得超过国际标准。

At the time of delivery, the Seller shall produce certification of non usage of illicit drug on the cattle so supplied. Drug residues may not be more than the international standard.

3. 结算

Settlement of Purchase Price

3.1 甲方应按约定价格优先保证收购乙方的活牛。双方约定保护价的。

The Purchaser shall purchase the cattle at the agreed price. The Parties hereby covenant to adhere to the agreed price.

3.2 结算方式：现金交易。

Mode of payment : Cash payment

4. 交货及运输

Delivery and Transportation

4.1 乙方自 2012 年 3 月 26 日至 2012 年 12 月 31 日保证供应甲方活牛 1000 头。 2013 年 1 月 1 日至 2013 年 12 月 31 日保证供应甲方活牛 3000 头。

The Seller hereby covenants to supply to the Purchaser 1000 heads of cattle from March 26 to December 31, 2012, and 3000 heads of cattle from January 1 to December 31, 2013.

4.2 交货地点：广东省恩平市良西镇。

Place of delivery : in the Town of Liangxi, Enping City, Guangdong Province.

4.3 运输方式：汽车运输。

Mode of transportation : by motor transport.

4.4 乙方可帮助甲方联系当地屠场进行屠宰并分割。

The Seller may help the Purchaser to contact a local abattoir to carry out slaughtering and boning of cattle.

5. 检疫合格证明

Quarantine certification

乙方供牛时需提供动物防疫监督机构出具的动物健康检疫合格证明。

The Seller shall provide at the time of delivery health certificate issued by the government agency for animal health and epidemic prevention in respect of the cattle so delivered.

6. 违约责任
Default

6.1 一方迟延交货或迟延支付收购款的，应当每日按照迟延部分价款 10%的标准向对方支付违约金；迟延超过 30 日的，对方有权解除合同并要求迟延方赔偿损失。

In the event of delay in delivery of the cattle or payment of the purchase price, the defaulting party shall pay liquidated damages to the other party hereto equivalent to 10% of the purchase price of the delayed portion. If the delay shall be more than 30 days, the other party hereto shall have the right to terminate the contract and claim from the defaulting party damages for losses.

6.2 因甲方未提供必要的交货验收条件致使乙方无法按时交货的，甲方应赔偿由此给乙方造成的损失。

If the Seller cannot deliver the cattle on time due to the Purchaser's failure to provide the necessary facilities for accepting delivery, the Purchaser shall be liable for the losses so caused to the Seller.

6.3 乙方交付的活牛不符合质量要求的，甲方有权拒收，质量问题严重的，甲方有权解除合同；因不符合质量要求给甲方造成损失的，乙方应承担赔偿责任。

If the live cattle delivered by the Seller do not meet the quality requirements as stated herein, the Seller is entitled to reject the same. The Purchaser shall have the right to terminate the contract if there is serious quality problem with the cattle so delivered. The Seller shall compensate the Purchaser for losses that he may suffer as a result of non compliance by the Seller of the quality requirements for the cattle so supplied.

6.4 一方无正当理由中止履行或单方变更、解除合同的，应赔偿由此给对方造成的损失。

If a party hereto without justification suspends the performance of the contract, or unilaterally alters the provisions thereof, or terminates the contract, he shall be liable for the losses caused to the other party thereto as a result thereof.

7. 合同解除条件：合同完成后自动解除。

Conditions for termination of the contract： automatic discharge after the completion of the contract.

8. 不可抗力：因发生自然灾害等不可抗力的，经核实可全部或部分免除责任，但应当及时通知对方，并在合理期限内提供证明。

Force majeure : There may be total or partial exemption from liability, due to the occurrence of natural disasters and other force majeure, but the other party shall be promptly notified, and shall be provided with evidence thereof within a reasonable time period.

9. 争议解决方式：本合同项下发生的争议，由当事人双方协商或申请调解解决；协商或调解解决不成的，依法向恩平市人民法院提起诉讼，或按照另行达成的仲裁条款或仲裁协议申请仲裁。

Dispute resolution : The parties hereto shall settle any dispute arising in the course of carrying into effect this Agreement through friendly consultation or referral for mediation. If such consultation or mediation should fail, then such dispute shall be adjudicated by Enping City People's Court or be referred to arbitration in accordance with the arbitration clause or arbitration agreement the parties hereto otherwise agreed.

10. 若本合同中、英文字版本不一致的，以中文本为准，本合同自双方签字盖章之日起生效。未尽事宜，由双方共同协商签订补充协议。本合同一式二份，甲、乙双方各壹份。

If there is inconsistency between the Chinese version and the English version of this contract, the Chinese version shall prevail. This contract shall come into force upon the execution thereof by the parties hereto. Matters not covered in this contract shall be agreed to by the parties hereto through consultation and execution of a supplementary agreement. This contract shall have 2 copies; the parties hereto shall have one copy each.

甲方（签章）：金雪梅
The Purchaser's signature and seal

乙方（签章）
The Seller's signature and seal

MACAU EIJI COMPANY LIMITED
澳門美奋有限公司

2012年3月26日
March 26, 2012

2012年3月26日
March 26, 2012